SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 24, 2010

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 24, 2010, Tongchuan Suoke Clean Energy Co., Ltd., an indirect wholly owned subsidiary of Sino Clean Energy, Inc. (“Suoke Clean Energy”), entered into a Manufacture Factory Purchase and Sale Contract (the “Agreement”) with Guangdong Dongguan Yong Xu Paper Co., Ltd. (“Guangdong Paper Co.”).  Pursuant to the terms of the Agreement, Suoke Clean Energy agreed to purchase from Guangdong Paper Co., among other things, a factory, warehouses and the land on which such factory and warehouses are located (collectively, the “Premises”).  The Premises are located in Liuyongwei Industrial Area of Wanjiang District in Dongguan City, Guangdong Province.  Suoke Clean Energy will not take possession of the Premises until October 31, 2010.

Suoke Clean Energy paid a total purchase price of RMB37,200,000 for the Premises.  The purchase price is payable in three installments.  The first installment, of RMB3,720,000, is due fifteen (15) days from the date of the Agreement.  The second installment, of RMB 24,180,000, is due on October 31, 2010, when Suoke Clean Energy takes possession of the Premises.  The third, and final, installment, of RMB9,300,000, shall be paid seven (7) days after Guangdon Paper Co. completes certain transaction procedures.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Manufacture Factory Purchase and Sale Contract by and between Suoke Clean Energy Co., Ltd. and Guangdong Dongguan Yonxu Paper Co., Ltd.(1)

(1) Incorporated by reference herein to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Securities and Exchange Commission on November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: November 12, 2010

Exhibit Index

Exhibit No.	Description
10.1	Manufacture Factory Purchase and Sale Contract by and between Suoke Clean Energy Co., Ltd. and Guangdong Dongguan Yonxu Paper Co., Ltd.(1)

(1) Incorporated by reference herein to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Securities and Exchange Commission on November 12, 2010.